EXHIBIT 11



                         BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING

                                                                                                   Three Months
                                                                                                      Ended
                                                                                                September 30, 2002
                                                                                             -------------------------

Weighted average number of basic shares outstanding                                                         5,803,647

Stock option plan shares to be issued at prices ranging from $1.45 to $17.75
    per share                                                                                                 401,098

Less:      Assumed purchase at average market price during the period using proceeds received upon exercise of options and purchase of stock,
           and using tax benefits of compensation due to premature dispositions                              (388,745)
                                                                                             -------------------------

Weighted average number of diluted shares outstanding                                                       5,816,000
                                                                                             =========================